SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                          CORRIDOR COMMUNICATIONS CORP.
                (Name of Registrant As Specified In Its Charter)

                               AMNIS SYSTEMS INC.
                           (Former Name of Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which the transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:


[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                          CORRIDOR COMMUNICATIONS CORP.
                        9333 EAST MAIN STREET, SUITE 122
                               MESA, ARIZONA 85207
                                 (480) 380-5855

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY


                                                       Mesa, Arizona
                                                       *, 2004

      This information statement has been mailed on or about *, 2004 to the stockholders of record on *, 2004 (the "Record Date") of Corridor Communications Corp., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of September 23, 2004 (the "Resolution Date"). The actions to be taken pursuant to the written consent shall be taken on or about *, 2004, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.


                                          By Order of the Board of Directors,

                                          /s/ Scott Mac Caughern
                                          Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS OF THE COMPANY HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED SEPTEMBER 23, 2004

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock dated September 23, 2004, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2004:

      1. The Company's Certificate of Incorporation, as amended, will be amended to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 1,600,000,000 shares to 10,000,000,000 shares; and

      2. The Board of Directors of the Company have been authorized to an amend the Company's Certificate of Incorporation, as amended, to implement a reverse split of the Company's common stock at a ratio of 1-for-10, 1-for-20 or 1-for-30. The ratio at which the reverse stock split will be implemented will be selected by the Company's Board of Directors in its discretion.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of the Record Date, the Company's authorized capitalization consisted of 1,600,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

      Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated September 23, 2004; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2004.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Increase in Authorized Common Stock

      On September 23, 2004, the stockholders holding a majority of the Company's outstanding shares of common stock approved an amendment to the Company's Certificate of Incorporation, as amended, to replace Article IV in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Certificate of Incorporation, as amended, currently authorizes for issuance 1,620,000,000 shares consisting of 1,600,000,000 of common stock and 20,000,000 shares of preferred stock. The approval of this amendment to the Certificate of Incorporation will increase the Company's authorized shares of common stock to 10,000,000,000. The Company currently has authorized common stock of 1,600,000,000 shares and approximately * shares of Common Stock are outstanding as of the Record Date and authorized preferred stock of 20,000,000 and 1,457 shares of preferred stock outstanding. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions.

      Article IV of the Company's Certificate of Incorporation currently is as follows:

      "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

      The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

             Class         Par Value          Authorized Shares
             -----         ---------          -----------------
             Common        $0.0001               1,600,000,000
             Preferred     $0.0001                  20,000,000
                                                 -------------

      Totals:                                    1,620,000,000"

      Upon filing the amendment to increase the Company's authorized shares of common stock from 1,600,000,000 to 10,000,000,000, the Company Certificate of Incorporation will be as follows:

      "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

      The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

             Class         Par Value          Authorized Shares
             -----         ---------          -----------------
             Common        $0.0001              10,000,000,000
             Preferred     $0.0001                  20,000,000
                                                --------------

             Totals:                            10,020,000,000"

      The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

      As of the Record Date, a total of * shares of the Company's currently authorized 1,600,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

      The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Reverse Stock Split

      On September 23, 2004, the stockholders of the Company holding a majority of the outstanding shares of common stock approved an amendment to the Company's Certificate of Incorporation, as amended, to reverse split the Company's outstanding common stock. The Board of Directors has the sole discretion to determine whether or not to effect a reverse stock split and, if so, at one of the approved ratios (1-for-10, 1-for-20 or 1-for-30). If the Board of Directors elects to implement the reverse stock split at one of the approved ratios, it is authorized to do so, until September 23, 2005, without any further stockholder action. As a result, the Board of Directors has maximum flexibility to react to the then-current market conditions and, therefore, to act in the best interests of the Company and its stockholders.

      The Company is authorized to effect any one, but not more than one, of the alternative reverse stock splits prior to September 23, 2005. As soon as one of the reverse stock splits is effected, no other stock splits may be effected unless the Company again seeks and obtains stockholder approval.

      The reverse stock split would be effected by filing an amendment to the Company's Certificate of Incorporation. If the Board of Directors elects to implement one of the approved amendments, the number of issued and outstanding shares of the Company's common stock would be reduced in accordance with the selected ratio, and the total number of authorized shares of the Company's common stock would NOT be correspondingly reduced. The reverse stock split would become effective upon the filing of the selected amendment with the Delaware Secretary of State. The Company's Board of Directors may, at its sole discretion, elect not to implement any of the approved reverse stock splits.

      Upon filing the amendment to reverse the outstanding shares of common stock, the Company's Certificate of Incorporation will be amended to include the following paragraph:

      "Upon effectiveness of a one-for-_____ reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from _______ prior to the reverse split to ___________ following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified."

Purpose and Background of the Reverse Stock Split

      The Company's primary objective in engaging in a reverse stock split is to attempt to raise the per share trading price of its common stock. The Board of Directors of the Company believe that the low market price of its common stock impairs its marketability and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or the Company's reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may adversely affect not only the pricing of the Company's common stock but also its trading liquidity. In addition, these perceptions may affect the Company's commercial business and its ability to raise additional capital through equity and debt financings.

      The Company hopes that the decrease in the number of shares of its outstanding common stock resulting from the reverse stock split, and the anticipated increase in the per share trading price, will encourage greater interest in its common stock among members of the financial community and the investing public and possibly create a more liquid market for the Company's stockholders. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse stock split is effected, particularly if the price per share of the Company's common stock begins a declining trend after the reverse stock split is effected.

      The Company cannot be certain that the reverse stock split will achieve any of the desired results, or that the price per share of its common stock immediately following the reverse stock split will increase, or that the increase, if any, will be sustained for any period of time.

      The Company is not aware of any present efforts by anyone to accumulate its common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

Effects of the Reverse Stock Split

      The principal effects of the reverse stock split will be to decrease the number of outstanding shares of the Company's common stock. However, the total number of shares of the Company's common stock authorized for issuance will remain at 10,000,000,000. By decreasing the number of outstanding shares of common stock without altering the aggregate economic interest represented by those shares, the Company believes the market price will be proportionally increased.

      Each share of the Company's common stock that is outstanding immediately prior to the reverse stock split will, immediately following the reverse stock split, represent a fraction (one-tenth, one-twentieth, or one-thirtieth) of a share of the Company's common stock. The ratio selected by the Company's Board of Directors will determine what this fraction is. The total number of shares of common stock held by each stockholder will be recomputed automatically following the reverse stock split. If the total number of shares of the Company's common stock held by a stockholder immediately prior to the reverse stock split is not evenly divisible by the ratio chosen by the Board of Directors, that stockholder will not receive a fractional share but instead will receive a full share of common stock. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the reverse split an additional full share of its common stock.

      The total number of outstanding shares of the Company's preferred stock and the total number of authorized shares of the Company's preferred stock will not be affected by the reverse stock split. However, commencing with the effective date of the reverse stock split, all outstanding derivative securities entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their securities, either one-tenth, one-twentieth or one-thirtieth (depending on the selected ratio) of the number of shares of the Company's common stock which such holders may purchase upon exercise of their derivative securities. In addition, commencing on the effective date of the reverse stock split, the exercise price of all outstanding derivative securities will be increased by the ratio.

      The proposed amendment to the Company's Certificate of Incorporation to effect the reverse stock split will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Company's common stock.

Current Arrangement for the Issuance of Shares of Common Stock

      Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

            o In December 2001, we entered into a financing agreement with Bristol Investment Fund, Ltd. providing for the issuance of a total of $500,000 of convertible debentures, which are no longer outstanding. In connection with the issuance of the convertible debentures in December 2001, we issued to the debenture holder warrants to purchase 1,000,000 shares of our common stock, subject to antidilution adjustment, and to others warrants to purchase 100,000 shares of our common stock, subject to antidilution adjustment. These warrants, as amended, have an amended exercise price of $0.05 per share. As of the date hereof, the warrants are presently outstanding.

            o In February 2002, we sold a total of 225,000 units at a purchase price of $8.00 per unit to three accredited investors for an aggregate purchase price of $1,800,000. Each unit consisted of ten shares of our common stock, subject to adjustment, and one warrant to purchase three shares of our common stock at an exercise price of $0.90 per share, subject to adjustment. In connection with the transaction, we agreed to register the shares of common stock sold in the transaction, including the shares of common stock underlying the warrants. In June 2002, we amended, among other things, the terms of the reset option and warrants which were included in 187,500 units that were sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership in February 2002. The amendment to the reset option provides that, among other things, the number of shares comprising each unit was automatically increased by 11 shares and, at any time but only one time for each unit, until June 18, 2005, at the option of each purchaser, the number of shares comprising each unit may be increased by the difference between (A) $8.00 divided by 70% of the average of the lowest three intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. The amendment to each warrant reduced the exercise price to approximately $0.13, subject to adjustment. Stonestreet has also agreed not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures. As of the date hereof, there are 39,750 reset options currently outstanding and all warrants issued in connection with this dear are outstanding. In May 2003, we agreed to modify Alpha's unit investment whereby, in consideration of the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120 of which $910,120 is currently outstanding. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

            o In June 2002, we issued and sold two convertible notes in the aggregate principal amount of $450,000 and warrants exercisable for up to 135,000 shares of our common stock, subject to adjustment, to two accredited investors. The convertible debentures are no longer outstanding. The warrants are outstanding and have an exercise price of approximately $0.13 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. The warrants can be exercised any time through and including June 18, 2007.

            o In May 2003, we entered into a Securities Purchase Agreement with three accredited investors for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. As of the date hereof, $235,000 of this convertible debenture is still outstanding. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. In addition all warrants are presently outstanding. These warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including May 9, 2010.

            o In September 2003, we entered into a Securities Purchase Agreement with one accredited investor for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 1,250,000 shares of our common stock. The debenture is no longer outstanding. The warrants have an exercise price of $0.05 per share. These warrants can be exercised any time through and including September 17, 2010.

            o In October 2003, we entered into an agreement with two creditors whereby we agreed to pay the creditors, in connection with a senior security interest in the amount of $531,397.29, in shares of common stock at a price per share equal to the lessor of $.05 or sixty-five percent (65%) of the average of the lowest three intraday trading prices during the thirty trading days preceding payment. As of the date hereof, $379,577 of this senior security interest is still outstanding.

            o In November 2003, we entered into a financing agreement with four accredited investors, pursuant to which we issued and sold 12% two-year secured convertible debentures in the principal amount of $1,100,000 and 5,500,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The debenture is convertible at the holder's option at any time into shares of our common stock at the lesser of (i)$0.03 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. As of June 4, 2004, $191,000 of this convertible debenture is still outstanding as are all warrants issued in connection with this financing.

            o Michael Liccardo, a director of our company, holds a convertible debenture in the amount of $1,120,554 and related accrued interest of $275,462 which is currently convertible into 306,816,703 shares of common stock. Mr. Liccardo's convertible debenture is convertible into common stock at the lower of $0.35 or 65% of the average of the lowest three intraday prices of our Common Stock during the 20 trading days immediately preceding the applicable conversion date.

            o In July 2004, we entered into a financing agreement with SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership, pursuant to which we issued and sold an aggregate of 1,457 shares of Series A Preferred Stock and common stock purchase warrants. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the price of $.02 per share; provided, however, under certain circumstances amounting to a breach of our obligations under the agreements with the investors, the conversion price is the lesser of $0.02 or 80% of the average of the three lowest intraday trading prices during the 20 trading days immediately prior to the conversion date. The warrants are exercisable at $.02 per share.

            o In August 2004, we entered into a financing arrangement with Bristol Investment Fund, Ltd. whereby we borrowed $300,000 pursuant to a secured promissory note, which must be repaid within three months. In connection therewith, we issued warrants to purchase 45,000,000 shares of common stock exercisable at $.0035 to Bristol Investment Fund, Ltd.

      In addition to the above financing transactions, we are also currently seeking additional investments in order to develop our operations although we do not have definitive plans at this time. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. We will be required to issue additional shares of common stock which are proposed to be authorized if we elect to issue equity securities. If we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again. We presently do not have definitive plans for additional investments.

      Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENTS:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, RESET OPTIONS, WARRANTS AND PREFERRED STOCK THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of September 20, 2004, we had 677,162,347 shares of common stock issued and outstanding and 653,531,849 shares of common stock underlying our convertible debentures, reset options, warrants and preferred stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding preferred stock, convertible debentures and exercise of the reset option may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures, conversion of the preferred stock, exercise of the reset option and upon exercise of our warrants, may be sold without restriction if registered or eligible for sale under Rule 144. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the convertible debentures held by our investors in the amount of $2,115,697 (excluding accrued interest and penalties), based on market prices 25%, 50% and 75% below the market price of $0.01 as of September 20, 2004:

                                             Number               % of then
% Below   Price Per      With Discount      of Shares             Outstanding
Market        Share         at 35%          Issuable                Stock
------        -----         ------          --------                -----

25%          $.0075         $.0049          433,989,128             39.06%
50%          $.0050         $.0033          650,983,692             49.01%
75%          $.0025         $.0016        1,301,967,385             65.78%

      As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. In the event that the market price of our shares substantially decreases below the current market price, we may not have an adequate number of shares of common stock to support the conversion of all of our convertible debentures.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The convertible debentures are convertible into shares of our common stock at a 35% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

IF AN EVENT OF DEFAULT UNDER OUR SERIES A CONVERTIBLE PREFERRED STOCK WERE TO OCCUR, THE FIXED CONVERSION PRICE OF $.02 WILL BE TERMINATED AND THE SERIES A CONVERTIBLE PREFERRED STOCK WILL BE CONVERTIBLE AT A CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE WHICH COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES AND MAY RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS.

      If an event of default under our Series A Preferred Stock were to occur, it would result in it being converted at a adjustable conversion price equal to $0.02 or 80% of the average of the three lowest intraday trading prices during the 20 trading days immediately prior to the conversion date. As a result our obligation to issue shares upon conversion of our Series A Preferred Stock could become essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of all of the Series A Preferred Stock after an event of default, based on market prices 25%, 50% and 75% below the market price of $0.01 as of September 20, 2004:

                                             Number               % of then
% Below   Price Per      With Discount      of Shares             Outstanding
Market        Share         at 20%          Issuable                Stock
------        -----         ------          --------                -----

25%          $.0075         $.006           352,616,167             34.24%
50%          $.0050         $.004           528,924,250             43.85%
75%          $.0025         $.002         1,057,848,500             60.97%

      As illustrated, upon an event of default, the number of shares of common stock issuable upon conversion of our Series A Preferred Stock will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. In the event that the market price of our shares substantially decreases below the current market price, we may not have an adequate number of shares of common stock to support the conversion of all of our Series A Preferred Stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES, CONVERSION OF OUR PREFERRED STOCK AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99%, and 4.99% with respect to Bristol Investment Fund, Ltd.'s December 2001 secured convertible debenture, of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      Our convertible debentures are due and payable, with 12% interest, two-years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the related Securities Purchase Agreements, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company or the delisting of our common stock could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information about the beneficial ownership of our common stock, as of September 20, 2004, by:

      o each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;
      o     each of our directors;
      o     each of our named executive officers; and
      o     all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of our common stock subject to options or other convertible securities that are presently exercisable or convertible or exercisable or convertible within 60 days of September 20, 2004 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing shares and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 677,162,347 shares of common stock outstanding as of September 20, 2004

                          NAME AND ADDRESS                      NUMBER OF SHARES        PERCENTAGE OF SHARES
                        OF BENEFICIAL OWNER                   BENEFICIALLY OWNED (1)       OUTSTANDING (1)
                       ---------------------                 -----------------------   -----------------------
5% Stockholders
---------------
Alpha Capital Aktiengesellschaft (2)
  Pradafant                                                         74,405,186                  9.99%
  79490 Furstentums, Vaduz, Liechtenstein

Stonestreet Limited Partnership (2)
  260 Town Centre Blvd.,                                            74,405,186                  9.99%
  Suite 201, Markham, ON, L3R 8H8, Canada

Bristol Investment Fund, LTD (2)
   Caledonian House, Jennett Street, George Town                    74,405,186                  9.99%
   Grand Cayman, Cayman Islands

SDS Capital Group SPC, Ltd. (2)
   53 Forest Avenue, 2nd Floor                                      74,405,186                  9.99%
   Old Greenwich, Connecticut 06870

Executive Officers and Directors (2)
Michael A. Liccardo(5)                                             360,835,380                 36.67%
Scott Mac Caughern                                                  56,616,262                  8.36%
J. Michael Heil(4)                                                  43,616,262                  6.44%
All directors and executive officers as a group (3 persons)        460,848,786                 46.83%

* Less than 1%.

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days as of September 20, 2004. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on September 20, 2004 any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) The shareholder has contractually agreed to not convert convertible debentures or exercise warrants in excess of 9.99% of our outstanding shares of common stock.

(3) Unless otherwise indicated, the address of each of the persons or entities listed in the table is c/o Corridor Communications Corp., 9333 East Main Street, Suite 122, Mesa, Arizona 85207.

(4) Includes 12,000,000 shares of common stock owned by Corridor Communication Corporation, an Oregon corporation, of which Mr. Heil is a director, officer and shareholder.

(5) Mr. Liccardo's beneficial ownership includes (i) 54,018,677 shares of common stock and (ii) 306,816,703 shares of common stock that are issuable upon conversion of the convertible debenture in the amount of $1,120,554 and accrued interest of $275,462 held by Mr. Liccardo, which is convertible into common stock at the lower of $0.35 or 65% of the average of the lowest three intraday prices of our Common Stock during the 20 trading days immediately preceding the applicable conversion date.

                             ADDITIONAL INFORMATION

      The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2003 and quarterly report on Form 10-QSB for the quarter ended *, 2004 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Scott Mac Caughern, Chairman of the Board, Corridor Communications Corp., 9333 East Main Street, Suite 122, Mesa, Arizona 85207;
(480) 380-5855.


                                           By Order of the Board of Directors,

                                           /s/ J. Michael Heil

                                           J. Michael Heil
                                           Chief Executive Offer

Mesa, Arizona
*, 2004

EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CORRIDOR COMMUNICATIONS CORP.

      The undersigned, being the Chief Executive Officer and Secretary of CORRIDOR COMMUNICATIONS CORP., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

      1. The name of the Corporation (hereinafter referred to as the "Corporation") is Corridor Communications Corp. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was July 28, 1998. The date of the filing of the First Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was August 24, 2000. The date of the filing of the Second Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was September 13, 2000. The date of the filing of the Third Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was June 21, 2002. The date of the filing of the Fourth Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was September 29, 2 003.

      2. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

      "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

      The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

              Class             Par Value          Authorized Shares
              -----             ---------          -----------------
              Common            $0.0001              10,000,000,000
              Preferred         $0.0001                  20,000,000
                                                     --------------

              Totals:                                10,020,000,000"

      3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and the holders of a majority of the Corporation's outstanding common stock in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by J. Michael Heil, its Chief Executive Officer, and Scott Mac Caughern, its Acting Secretary, this ___ day of _____, 2004.

                                    CORRIDOR COMMUNICATIONS CORP.


                                    By:
                                       ----------------------------------------
                                       J. Michael Heil, Chief Executive Officer


                                    By:
                                       ----------------------------------------
                                       Scott Mac Caughern, Acting Secretary